Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Tivic Health Systems, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other	400,044	$3.22	$1,288,141.68	0.0001531	$197.21

Total Offering Amounts:							$1,288,141.68		197.21
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$197.21

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Offering Note(s)

(1)	Represents the shares of common stock, par value $0.0001 per share (“Common Stock”), of Tivic Health Systems, Inc. (the “Registrant”) that will be offered for resale by the selling stockholders pursuant to the prospectus contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of 400,044 shares of Common Stock, which consists of (i) 111,339 shares of Common Stock issued to the selling stockholders pursuant to those certain Securities Purchase Agreements, dated as of February 11, 2025 and March 31, 2025 (together, the “Purchase Agreements”), between the Registrant and certain of the selling stockholders; (ii) 51,504 shares of Common Stock issued to one of the selling stockholders on July 3, 2025 upon conversion of shares of the Registrant’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), issued to the selling stockholder pursuant to the February Purchase Agreement; and (iii) 237,201 shares of Common Stock issuable upon conversion of additional shares of Series A Preferred Stock issued to the selling stockholders pursuant to the Purchase Agreements. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

The offering price per share and aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price used to determine the amount of the registration fee are based upon the average of the high and low prices for the Registrant’s Common Stock, as reported on the Nasdaq Capital Market on August 7, 2025, a date within five business days prior to the filing of the Registration Statement.